UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ANNOVIS BIO, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following press release was issued by Annovis Bio, Inc. on June 1, 2020.

Annovis Bio 2020 Annual Meeting of Stockholders to Be Held on June 3, 2020

BERWYN, PA. – June 1, 2020 – Annovis Bio Inc. (NYSE American: ANVS), a clinical-stage drug platform company addressing Alzheimer’s disease (AD), Parkinson’s disease (PD) and other neurodegenerative diseases, will hold its 2020 Annual Meeting of Stockholders in a virtual meeting format on Wednesday, June 3, 2020 at 10:00 a.m. (Eastern Time) at www.viewproxy.com/AnnovisBio/2020/VM.

Shareholders of record that attend the Annual Meeting will be able to vote and submit questions during the meeting by using the Virtual Control Number provided with the Notice of Internet Availability of Proxy Materials. Shareholders are encouraged to read the Proxy Statement and vote prior to the Annual Meeting to ensure their shares will be represented. For most items, including the election of directors, shares will not be voted unless stockholders provide voting instructions via the Internet or by returning a proxy card or voting instruction card.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.AALvote.com/ANVS.

About Annovis Bio

Headquartered in Berwyn, Pennsylvania, Annovis Bio, Inc. (Annovis) is a clinical-stage, drug platform company addressing neurodegeneration, such as Alzheimer’s disease (AD), Parkinson’s disease (PD) and Alzheimer’s in Down Syndrome (AD-DS). We believe that we are the only company developing a drug for AD, PD and AD-DS that inhibits more than one neurotoxic protein and, thereby, improves the information highway of the nerve cell, known as axonal transport. When this information flow is impaired, the nerve cell gets sick and dies. We expect our treatment to improve memory loss and dementia associated with AD and AD-DS, as well as body and brain function in PD. We have an ongoing Phase 2a study in AD patients and plan to commence a second Phase 2a study in PD patients. For more information on Annovis, please visit the company’s website: www.annovisbio.com.

Forward-Looking Statements

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words, and include, without limitation, statements regarding the timing, effectiveness and anticipated results of ANVS401 clinical trials. Forward-looking statements are based on Annovis Bio, Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Annovis Bio, Inc. undertakes no duty to update such information except as required under applicable law.

Investor Relations:

Dave Gentry, CEO

RedChip Companies Inc.

407-491-4498

Dave@redchip.com

SOURCE: Annovis Bio Inc.